Exhibit 23.2

●  Main Office

    133-10 39TH Avenue

    Flushing, NY 11354

    Tel. (718) 445-6308

    Fax. (718) 445-6760

●  California Office

    36 W Bay State Street

    Alhambra, CA 91801

    Tel. (626) 282-1630

    Fax. (626) 282-9726

●  Beijing Office

    11/F North Tower

    Beijing Kerry Centre

    1 Guanghua Road

    Chaoyang District

    Beijing 100020, PRC

    Tel. (86 10) 65997923

    Fax. (86 10) 65999100

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our reports relating to the consolidated financial statements of China Advanced Construction Materials Group, Inc. and Subsidiaries included in its Annual Report on Form 10-K for the fiscal years ended June 30, 2018 and 2017, filed with the Securities and Exchange Commission on December 10, 2018.

/s/ Wei, Wei & Co., LLP

New York, New York

June 12, 2019